                                                                   EXHIBIT 10.50

                           FOURTH AMENDMENT AGREEMENT

         This Fourth Amendment Agreement, dated as of December 31, 2000 (this "Agreement"), is among WESTPOINT STEVENS INC., a Delaware corporation (the "Borrower"), WESTPOINT STEVENS (UK) LIMITED, WESTPOINT STEVENS (EUROPE) LIMITED, each of the Banks signatories hereto, and BANK OF AMERICA, N.A., as Administrative Agent (the "Agent").

                                    RECITALS:

         A. Pursuant to that certain Second Amended and Restated Credit Agreement, dated as of June 9, 1998 among the Borrower, WestPoint Stevens (UK) Limited and WestPoint Stevens (Europe) Limited (collectively, the "Foreign Borrowers"), the lending and financial institutions party thereto (the "Original Banks"), and the Agent, as amended by that certain letter agreement dated as of June 10, 1998 among the Borrower, the Foreign Borrowers, the Existing Banks, and the Agent (as amended, the "Original Credit Agreement"), the Original Banks agreed to make revolving loan and letter of credit facilities available to the Borrower and the Foreign Borrowers.

         B. Pursuant to that certain Amendment Agreement (the "First Amendment"), dated as of July 31, 1998, by and among the Borrower, the Foreign Borrowers, the Original Banks parties thereto, the Agent, and National Westminster Bank PLC ("Natwest"), the Original Credit Agreement was amended to increase the aggregate Revolving Committed Amount from $550,000,000 to $575,000,000, and to add Natwest as a Bank under the Original Credit Agreement (as amended by the First Amendment, the "First Amended Credit Agreement").

         C. Pursuant to that certain Second Amendment Agreement (the "Second Amendment"), dated as of May 20, 1999, by and among the Borrower, the Foreign Borrowers, the Banks parties thereto, and the Agent, the First Amended Credit Agreement was amended to increase the aggregate Revolving Committed Amount to $800,000,000 by increasing the Revolving Commitment of certain consenting Banks (as amended by the Second Amendment, the "Second Amended Credit Agreement").

         D. Pursuant to that Third Amendment Agreement (the "Third Amendment"), dated as of May 30, 2000, by and among the Borrower, the Foreign Borrowers, the Banks parties thereto, and the Agent, the Second Amended Credit Agreement was amended by further modifying the Revolving Committed Amount in section 2.1 and by adding certain financial covenants in section 7.11.

         E. By separate letter agreements dated June, 30, 1998, October 7, 1998, March 16, 1999, August 31, 1999, and November 15, 1999, the Borrower, the Foreign Borrowers, the Required Banks, and the Agent have amended the definitions of the terms "Maximum Restricted Payment Amount" and "Minimum Consolidated Net Worth" on four occasions (the "Letter Amendments"). The Original Credit Agreement, as amended by the First Amendment, the Second Amendment, the Third Amendment, and the Letter Amendments shall be referred to as the "Existing Credit Agreement".

         F. The Borrower and the Foreign Borrowers have requested that the Required Banks agree to make certain additional amendments to the Existing Credit Agreement.

         NOW, THEREFORE, based upon the foregoing, and for good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties hereby agree as follows:

                                     PART I
                                   DEFINITIONS

         SUBPART 1.1 Certain Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the following meanings:

                  "Amended Credit Agreement" means the Existing Credit Agreement as amended hereby.

                  "Effective Date" shall mean December 31, 2000 subject to the occurrence of each of the conditions set forth in Subpart 3.1.

         SUBPART 1.2 Other Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Amended Credit Agreement.

                                     PART II
                     AMENDMENTS TO EXISTING CREDIT AGREEMENT

         Effective on (and subject to the occurrence of) the Effective Date, the Existing Credit Agreement is hereby amended in accordance with this Part II. Except as so amended, the Existing Credit Agreement shall continue in full force and effect.

         SUBPART 2.1 Amendments to Existing Definitions in Section 1.1. Section
1.1 of the Existing Credit Agreement is amended by revising each of the following definitions in the manner described below:

                  (a) 2000 Restructuring Charge. The definition of the term "2000 Restructuring Charge" is amended in its entirety to read as follows:

                           "2000 Restructuring Charge" means the following
                  non-recurring charges, in the aggregate amount not in excess of $130,057,000, incurred, accrued or reserved by the Borrower or its Consolidated Subsidiaries during fiscal year 2000 and $11,943,000 incurred, accrued or reserved during fiscal year 2001: (i) write-off of goodwill and other intangibles related to impaired assets; (ii) direct inventory write-offs and/or related increases in inventory reserves; (iii) write-offs


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

                  of fixed assets and non-capitalized relocation charges; and
                  (iv) without duplication, relocation, severance, unabsorbed overhead, and other costs related to the Borrower's restructuring, impairment charges and recapitalization plan as disclosed to the Agent and the Banks.

                  (b) Applicable Percentage. The definition of the term "Applicable Percentage" is amended in its entirety to read as follows:

                           "Applicable Percentage" means, for purposes of
                  calculating the applicable interest rate for any day for any Eurocurrency Loan, the applicable rate of the Standby Letter of Credit fee for any day for purposes of Section 3.5(c)(i) or the applicable rate of the Trade Letter of Credit Fee for any day for purposes of Section 3.5(c)(ii), an amount equal to 2.75%.

                  (c) Base Rate. The definition of the term "Base Rate" is amended in its entirety to read as follows:

                           "Base Rate" means, for any day, the rate per annum
                  equal to the Prime Rate for such day plus one percent (1.0%). Any change in the Base Rate due to a change in the Prime Rate shall be effective on the effective date of such change in the Prime Rate.

                  (d) Restricted Debt Payment. The definition of "Restricted Debt Payment" is amended in its entirety to read as follows:

                           "Restricted Debt Payment" means any purchase,
                  prepayment, redemption or other acquisition or retirement for value of (a) any Indebtedness of the Borrower under the Senior Notes or the Senior Note Indentures, or (b) any other Funded Indebtedness (other than the Credit Party Obligations) of any of the Consolidated Parties.

                  (e) Restricted Equity Payment. The definition of "Restricted Equity Payment" is amended in its entirety to read as follows:

                           "Restricted Equity Payment" means any dividend or
                  other payment or distribution, direct or indirect, on account of any shares of any class of Capital Stock of any Consolidated Party, now or hereafter outstanding (including without limitation any payment in connection with any merger or consolidation involving any Consolidated Party), or to the direct or indirect holders of any shares of any class of Capital Stock of any Consolidated Party, now or hereafter outstanding, in their capacity as such (other than dividends or distributions payable in the same class of Capital Stock of the applicable person) or to any Credit Party (directly or indirectly through Subsidiaries).

         SUBPART 2.2 Addition of New Definitions in Section 1.1. Section 1.1 of the Existing Credit Agreement is further amended by adding each of the following new definitions in their appropriate alphabetical order:


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                  "Annual Budget" shall have the meaning ascribed to such term in section 7.1(d).

         SUBPART 2.3 Amendment to Section 7.1(d). Section 7.1(d) of the Existing Credit Agreement is amended in its entirety to read as follows:

                  No later than the twenty-fifth (25th) calendar day following the end of each fiscal year of the Borrower, an annual business forecast of the Consolidated Parties containing, among other things projected financial statements for the next fiscal year, financial and operating budgets, cash flow projections, and such other financial information reasonably satisfactory to the Agent (collectively, the "Annual Budget"); together with appropriate supporting details as requested through the Agent; and as soon as possible, but in no event later than forty-five (45) days after the close of each of the first three fiscal quarters and ninety-five (95) days after the close of each fiscal year, a statement in which the actual results of such fiscal quarter are compared with the most recent forecasts for such fiscal quarter.

         SUBPART 2.4 Amendment to Section 7.1. Section 7.1 of the Existing Credit Agreement is further amended by adding a new subsection (n) which reads in its entirety as follows:

                  (n) Monthly Financial Information. Beginning as of February 20, 2001, the Borrower shall:

                           (i) furnish or cause to be furnished to the Agent and
                  each of the Banks a consolidated balance sheet and income statement of the Consolidated Parties as of the end of each month, together with related consolidated statements of cash flow, by the twentieth (20th) calendar day of each fiscal month, with respect to the preceding fiscal month; provided, however, at the end of each of the first three fiscal quarters of the fiscal year, the Borrower shall provide such consolidated balance sheet, income statement and statement of cash flow by the forty-fifth (45th) calendar day after the end of such fiscal quarter; and provided, further, at the end of the fourth fiscal quarter of any fiscal year, the Borrower shall provided such consolidated statements by the ninety-fifth (95th) calendar day after the end of the fiscal year; and

                           (ii) by 5:00 p.m. (Eastern time) on Wednesday of each
                  week, (1) a summary statement of the cash inflows and cash outflows of the Consolidated Parties for the prior week and
                  (2) cash flow projections for the Consolidated Parties for the next succeeding 13 weeks.

                  All such financial information described in this section 7.1(n) shall be in form and detail reasonably satisfactory to the Agent. The monthly financial statements delivered pursuant to section 7.1(n)(i) shall be accompanied by a certificate of the chief financial officer of the Borrower to the effect that such monthly financial statements fairly present in all material respects the financial condition of the Consolidated Parties and have been


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         prepared in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments.

         SUBPART 2.5 Amendment to Section 7.9. Section 7.9 of the Existing Credit Agreement is amended to read in its entirety as follows:

                  7.9 Use of Proceeds.

                  The Borrower will use the proceeds of the Loans for general corporate purposes in the ordinary course of the Borrower's business and in a manner not materially inconsistent with the Annual Budget delivered to the Agent.

         SUBPART 2.6 Amendment to Section 7.10. Section 7.10 of the Existing Credit Agreement is amended by replacing the last sentence of such section with the following sentence:

                  The Borrower agrees that the Agent, and its representatives and designees, may conduct audits of the Collateral from time to time in the discretion of the Agent and that the Credit Parties shall reimburse the Agent for the costs and expenses of up to two audits during any fiscal year.

         SUBPART 2.7 Amendment of Section 7.11(d). Section 7.11(d) of the Existing Credit Agreement is amended to read in its entirety as follows:

                  (d) Balance Sheet Debt to Consolidated EBITDA Ratio. Have at the end of each fiscal quarter a ratio of Balance Sheet Debt on such date to Consolidated EBITDA for the four (4) fiscal quarters ending on such date of (i) not more than 5.35 to 1.0 for the period ending December 31, 2000, (ii) not more than 4.85 to 1.0 for the period from and after March 31, 2001, and (iii) not more than 4.50 to 1.0 for the period from and after December 31, 2001.

         SUBPART 2.8 Amendment of Section 8.1. Section 8.1 of the Existing Credit is amending by replacing the reference to the Interest Coverage Ratio in subsection (i) of "1.75 to 1.0" with the ratio of "2.0 to 1.0".

         SUBPART 2.9 Amendment of Section 8.6. Section 8.6 of the Existing Credit Agreement is amended in the following respects:

                  (A) Section 8.6 (a)(iii) is amended to read in its entirety as follows:

                           (iii) for investments that are Capital Expenditures;
                  provided, however, that such Capital Expenditures are made in the ordinary course of the Borrower's business and in a manner not materially inconsistent with the Annual Budget; and, provided further, that neither the Borrower nor any of its Subsidiaries shall make


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                  such an investment in a Subsidiary other than a Credit Party except as permitted by Section 8.6(a)(viii) hereof, [;]

                           (B) Section 8.6(a)(viii) is amended by changing the
                  reference to "$50,000,000" to "$10,000,000"; and

                           (C) Section 8.6(b)(B)(ii) is amended by changing the
                  reference to "$100,000,000" to "$85,000,000".

         SUBPART 2.10 Amendment of Section 8.7. Section 8.7 of the Existing Credit Agreement is amended to read in its entirety as follows:

                  8.7      Restricted Payments.

                  The Borrower will not permit any Consolidated Party to make directly or indirectly any Restricted Debt Payment. The Borrower will not permit any Consolidated Party to make directly or indirectly any Restricted Equity Payment in excess of an aggregate amount equal to $6,000,000 during any fiscal year. The permitted Restricted Equity Payments described in this Section 8.7 may be made by the Borrower or its Subsidiaries only if (i) no Default or Event of Default shall have occurred and be continuing at the date of the proposed Restricted Equity Payment or the declaration of any dividend relating thereto or after giving effect to such Restricted Equity Payment, and (ii) at the time or after giving effect to such Restricted Equity Payment, the Borrower has an Interest Coverage Ratio that is equal to or greater than 2.25 to 1.0. Notwithstanding any other term or provision hereof, the Borrower will not permit any Consolidated Party to make (i) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of any Consolidated Party, now or hereafter outstanding, or (ii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of any Consolidated Party, now or hereafter outstanding.

                                    PART III
                           CONDITIONS TO EFFECTIVENESS

         SUBPART 3.1 Effective Date. The amendments effected by this Agreement shall be and become effective as of the Effective Date when (i) all of the conditions set forth in this Subpart 3.1 shall have been satisfied, and (ii) the Required Banks, the Borrower, and the Foreign Borrowers shall have duly executed counterparts of this Agreement and provided original copies thereof to the Agent.

                  SUBPART 3.1.1. Closing Certificate. The Agent shall have received a certificate from the Borrower and the Foreign Borrowers certifying that (i) after giving effect to this Fourth Amendment Agreement, no Default or Event of Default exists as of the Effective Date, and (ii) the representations and warranties of the Borrower and the


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         Foreign Borrowers made in or pursuant to the Credit Documents are true in all material respects on and as of the Effective Date.

                  SUBPART 3.1.2. Guarantors Consent. Each of the Guarantors shall have executed the Consent included in the signature pages of this Agreement, and the Agent shall have received such Consent executed by each Guarantor.

                  SUBPART 3.1.3. Corporate Action. The Borrower shall deliver to the Agent certified copies of all corporate action taken by each Credit Party approving this Agreement and each of the documents executed and delivered in connection herewith (including, without limitation, a certificate setting forth the resolutions of the Board of Directors of each Credit Party adopted in respect of the transactions contemplated by this Agreement.)

                  SUBPART 3.1.4. Documentation. The Existing Banks and the Agent shall have received all information, and such counterpart originals or such certified or other copies of such originals, as they may reasonably request, together with the legal opinion of counsel to the Borrower in form and content reasonably satisfactory to the Agent and its counsel. The Agent shall have received executed counterparts of all related documentation. All legal matters incident to the transactions contemplated by this Agreement shall be satisfactory to the counsel for the Agent.

                  SUBPART 3.1.5. Annual Budget for 2001. The Borrower shall have delivered to the Agent and each of the Banks, annual budgets for the Consolidated Parties for fiscal year 2001, and such annual budget shall contain such projected financial statements, other financial information, and appropriate supporting details as are reasonably satisfactory to the Agent.

                  SUBPART 3.1.6. Amendment Fee. An amendment fee of 25 basis points ($2,000,000) of the Revolving Committed Amount shall be paid pro rata to those Banks executing and delivering this Agreement to the Agent prior to the deadline established by the Agent for the receipt thereof. The Borrower shall pay a fee to the Agent for its services delivered in connection with this Agreement, such fee to be in an amount as indicated in a modified Agent's Fee Letter of even date herewith.

                                     PART IV
                                  MISCELLANEOUS

         SUBPART 4.1 Cross-References. References in this Agreement to any Part or Subpart are, unless otherwise specified, to such Part or Subpart of this Agreement.

         SUBPART 4.2 Instrument Pursuant to Existing Credit Agreement. This Agreement is a document executed pursuant to the Existing Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Existing Credit Agreement.

         SUBPART 4.3 Credit Documents. Each of the Borrower and the Foreign Borrowers hereby confirms and agrees that the Credit Documents are, and shall continue to be,


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in full force and effect, except as amended hereby, except that, on and after the Effective Date, references in each Credit Document to the "Credit Agreement", "thereunder", "thereof" or words of like import referring to the Existing Credit Agreement shall mean the Amended Credit Agreement.

         SUBPART 4.4 Representations and Warranties. Each of the Borrower and the Foreign Borrowers hereby represents and warrants that (i) it has the requisite corporate power and authority to execute, deliver and perform this Agreement, (ii) it is duly authorized to, and has been authorized by all necessary corporate action, to execute, deliver and perform this Agreement,
(iii) it has no claims, counterclaims, offsets, or defenses to the Credit Documents and the performance of its obligations thereunder, (iv) the representations and warranties contained in Section 6 of the Existing Credit Agreement are, subject to the limitations set forth therein, true and correct in all material respects on and as of the date hereof as though made on and as of such date (except for those which expressly relate to an earlier date or those which relate to specific schedules, the changes to which do not represent a Material Adverse Effect), (v) no event of default under any other agreement, document or instrument to which it is a party will occur as a result of the transactions contemplated hereby, and (vi) as of the date of , and giving effect to, this Agreement, no Event of Default or Defaults exists.

         SUBPART 4.5 Costs and Expenses. The Borrower hereby agrees to pay on demand all costs and expenses (including without limitation the reasonable fees and expenses of counsel to the Agent) incurred by the Agent in connection with the negotiation, preparation, execution, and delivery of this Agreement and the enforcement or preservation of any rights and remedies of the Banks and the Agent hereunder.

         SUBPART 4.6 Permitted Receivables Financing. Each of the Required Banks executing this Agreement consents to the increase in the committed amount of the Permitted Receivables Financing from $160,000,000 to $180,000,000; provided, however, that (a) the Borrower shall provide the Agent and the Banks immediate written notice of the occurrence of any such increase, and such notice shall comply with the requirements of section 3.4(a) of the Credit Agreement; (b) upon any such increase in such committed amount, the Revolving Committed Amount shall automatically and immediately be permanently reduced by the amount of such increase, such notice of increase being irrevocably deemed a notification under section 3.4(a) of the Credit Agreement to reduce the Revolving Committed Amount by the amount of such increase in the committed amount of Permitted Receivables Financing; (c) the structure, terms and documentation for such new or amended Permitted Receivables Financing shall be substantially the same as the structure, terms and documentation of the Permitted Receivables Financing existing as of the date of this Agreement; and (d) the Receivables Financier is one of the Banks or an Affiliate of one of the Banks.

         SUBPART 4.8 Counterparts, Effectiveness, Etc. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

         SUBPART 4.9 Captions. The captions in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Agreement or any provision hereof.


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

         SUBPART 4.10 Governing Law. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

         SUBPART 4.11 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

               [Remainder of this page intentionally left blank.]


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

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective duly authorized officers as of the day and year first above written.

THE BORROWER:                       WESTPOINT STEVENS INC.,
                                    a Delaware corporation


                                    By: /s/ David C. Meek
                                       -----------------------------------------
                                    Name: David C. Meek
                                    Title: Executive Vice President-Finance
                                           & Chief Financial Officer

THE FOREIGN BORROWERS:              WESTPOINT STEVENS (UK) LIMITED


                                    By: /s/ David C. Meek
                                       -----------------------------------------
                                    Name: David C. Meek
                                    Title: Director

                                    WESTPOINT STEVENS (EUROPE) LIMITED


                                    By: /s/ David C. Meek
                                       -----------------------------------------
                                    Name: David C. Meek
                                    Title: Director

THE BANKS:                          BANK OF AMERICA, N.A.,
                                    individually in its capacity as a
                                    Bank and in its capacity as
                                    Agent


                                    By: /s/ David H. Dinkins
                                       -----------------------------------------
                                    Name: David H. Dinkins
                                    Title: Principal

                             [Signatures Continued]

                                    BANK ONE, N.A.


                                    By: /s/ Jennifer Schmoll
                                       -----------------------------------------
                                    Name: Jennifer Schmoll
                                    Title: Customer Service Officer

                                    THE BANK OF NEW YORK


                                    By: /s/ Robert R. Reedy
                                       -----------------------------------------
                                    Name: Robert R. Reedy
                                    Title: Vice President

                                    SCOTIABANC INC.


                                    By: /s/William E. Zarrett
                                       -----------------------------------------
                                    Name: William E. Zarrett
                                    Title: Managing Director

                                    WACHOVIA BANK, N.A.


                                    By: /s/ J. Bradley Whitcomb
                                       -----------------------------------------
                                    Name: J. Bradley Whitcomb
                                    Title: Sr. Vice President

                                    SOCIETE GENERALE


                                    By: /s/ R. Wayne Hutton
                                       -----------------------------------------
                                    Name: R. Wayne Hutton
                                    Title: Director

                                    ABN AMRO BANK, N.V.


                                    By:  /s/ Judith M. Bresnen
                                       -----------------------------------------
                                    Name: Judith M. Bresnen
                                    Title: Group Vice President


                                    By:  /s/ David H. Hannah
                                       -----------------------------------------
                                    Name: David H. Hannah
                                    Title: Group Vice President

                             [signatures continued]

                                    SUNTRUST BANK, ATLANTA


                                    By:  /s/ Smith W. Brookhart IV
                                       -----------------------------------------
                                    Name: Smith W. Brookhart IV
                                    Title: Managing Director

                                    FIRST UNION NATIONAL BANK


                                    By: /s/ Roger Pelz
                                       -----------------------------------------
                                    Name:  Roger Pelz
                                    Title:  Senior Vice President

                                    FLEET NATIONAL BANK


                                    By: /s/ Stephen M. Levenworth
                                       -----------------------------------------
                                    Name: Stephen M. Levenworth
                                    Title: Vice President

                                    AMSOUTH BANK


                                    By: /s/ Edward T. Hutton II
                                       -----------------------------------------
                                    Name: Edward T. Hutton II
                                    Title: Vice President

                                    COOPERATIEVE CENTRALE
                                    RAIFFEISEN-BOERENLEENBANK B.A.,
                                    "Rabobank Nederland", New York Branch


                                    By: /s/ Juliana Sagona Long
                                       -----------------------------------------
                                    Name: Juliana Sagona Long
                                    Title: Vice President


                                    By: /s/ W. Jeffrey Vollack
                                       -----------------------------------------
                                    Name: W. Jeffrey Vollack
                                    Title: Senior Credit Officer
                                           Senior Vice President

                             [signatures continued]

                                    NATIONAL WESTMINSTER BANK
                                      PLC


                                    By:  /s/ Geoff Ray
                                       -----------------------------------------
                                    Name: Geoff Ray
                                    Title: Senior Corporate Manager

                             [signatures continued]

                              CONSENT TO AGREEMENT

         Each of the undersigned Subsidiary Guarantors, as a party to one or more of the Credit Documents, hereby acknowledges the execution and delivery of the Fourth Amendment Agreement dated as of December 31, 2000, hereby confirms and agrees that each Credit Document to which it is a party is, and shall continue to be, in full force and effect, and hereby ratifies and confirms in all respects its obligations thereunder. This Consent may be executed by the parties hereto in counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same instrument.

                                    WESTPOINT  STEVENS INC. I
                                    f/k/a West Point-Pepperell Enterprises, Inc.


                                    By:  /s/ Richard F. Klumpp
                                       -----------------------------------------
                                    Name: Richard F. Klumpp
                                    Title: Vice President & Assistant Treasurer

                                    J. P. STEVENS & CO., INC.


                                    By: /s/ David C. Meek
                                       -----------------------------------------
                                    Name: David C. Meek
                                    Title: President

                                    J. P. STEVENS ENTERPRISES, INC.


                                    By: /s/ Richard F. Klumpp
                                       -----------------------------------------
                                    Name: Richard F. Klumpp
                                    Title: Vice President & Assistant Treasurer

                                    WESTPOINT STEVENS STORES, INC.


                                    By: /s/ David C. Meek
                                       -----------------------------------------
                                    Name: David C. Meek
                                    Title: Vice President & Treasurer

                                    LIEBHARDT, INC.


                                    By: /s/ David C. Meek
                                       -----------------------------------------
                                    Name: David C. Meek
                                    Title: Chairman of the Board of Directors
                                           & President